Exhibit 10.2

AMENDMENT AND WAIVER TO RIGHT OF FIRST OFFER AGREEMENT

This Amendment and Waiver to the Right of First Offer Agreement, dated as of March 28, 2016 (this “Waiver Agreement”), is made and entered into by and between 8point3 Operating Company, LLC, a Delaware limited liability company (the “Operating Company”), and First Solar, Inc., a Delaware corporation (the “Sponsor”).

RECITALS

WHEREAS, the Operating Company and the Sponsor are parties to that certain Right of First Offer Agreement, dated as of June 24, 2015 (the “ROFO Agreement”);

WHEREAS, pursuant to the ROFO Agreement, and subject to the terms and conditions set forth therein, the Sponsor granted to the Operating Company an exclusive right of first offer to acquire the ROFO Assets, including the 300 MW Desert Stateline Solar Facility located in San Bernardino County, California (the “Project”);

WHEREAS, FSAM DS Holdings, LLC (“FSAM DS”), a wholly-owned Subsidiary of the Sponsor, owns 100% of the class B limited liability company membership interests (the “Class B Interests”) in Desert Stateline Holdings, LLC (“Stateline Holdings”), which indirectly owns 100% of the Project;

WHEREAS, the Sponsor desires to cause FSAM DS to offer a portion of the Class B Interests or the rights associated therewith (provided such offered interests or rights do not entitle the owner thereof to more than twenty-four percent (24%) of the cash distributions of Stateline Holdings) to a Third Party (the “Transferred Rights”) and to negotiate and enter into an agreement for the sale or transfer of all or a portion of such Transferred Rights (the “Transaction”);

WHEREAS, in order to permit the Sponsor to pursue and consummate the Transaction, the Sponsor desires for the Operating Company to waive certain provisions of the ROFO Agreement and, in connection with such waiver, the Sponsor and the Operating Company desire to amend certain provisions of the ROFO Agreement (in each case, as set forth below); and

WHEREAS, (a) the Conflicts Committee (the “Conflicts Committee”) of the Board of Directors (the “Board of Directors”) of 8point3 General Partner, LLC, a Delaware limited liability company and the general partner (“General Partner”) of 8point3 Energy Partners LP, a Delaware limited partnership (the “Partnership”) and the managing member of the Operating Company, has, based on the belief of the members of the Conflicts Committee that the consummation of the transactions contemplated hereby on the terms and conditions set forth in this Waiver Agreement are in the best interests of the Partnership Group (as defined in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of June 24, 2015 (the “Partnership Agreement”)), unanimously approved the transactions contemplated hereby and such approval constituted “Special Approval” for purposes of the Partnership Agreement, (b) the Conflicts Committee has unanimously recommended that the Board of Directors approve the transactions contemplated hereby, and (c) subsequently, the Board of Directors has approved the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Waiver Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.01Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the ROFO Agreement.

1.02Waiver and Agreement. The Operating Company hereby:

(a)waives its right of first offer and all of its other rights arising under the ROFO Agreement, including Sections 2.1 and 2.2 thereof (collectively, the “ROFO Rights”), with respect to the Transferred Rights;

(b)agrees that the Transaction shall not constitute a “Sale” for purposes of the ROFO Agreement; provided that, following the consummation of the Transaction, FSAM DS shall continue to own Class B Interests entitling it to not less than twenty-five percent (25%) of the cash distributions of Stateline Holdings; and

(c)(i) agrees that any negotiations by the Sponsor or its Affiliate with any Third Party in respect of the Transaction prior to the date hereof shall not have constituted a breach or default under any provision of the ROFO Agreement, including Section 2.1 thereof, and (ii) waives and discharges the Sponsor and its Representatives from any and all claims arising out of the ROFO Agreement in connection with such negotiations.

1.03Amendment. Annex A of the ROFO Agreement is hereby amended by adding the following rows at the bottom of the table set forth therein:

Switch Station 1	Nevada	100
Switch Station 2	Nevada	79

1.04Limitation. The foregoing waiver, amendment and modification are effective only in the specific instances and for the specific purposes for which they are given, and no other provisions of the ROFO Agreement are waived, amended or modified in any way other than as provided herein.  Except as otherwise expressly provided or contemplated by this Waiver Agreement, all of the terms, conditions and provisions of the ROFO Agreement remain unaltered and in full force and effect and are hereby ratified and confirmed.

1.05Additional Agreements. Notwithstanding any provision of the ROFO Agreement, the Sponsor and the Operating Company hereby agree as follows:

(a)without the prior written consent of the Operating Company, (i) the Sponsor shall not provide a Transaction Notice with respect to the Project to the Operating Company prior to October 1, 2016, and (ii) at all times prior to January 1, 2017, any Transaction Notice with respect to the Project provided by the Sponsor shall either (A) address a sale of fifty percent (50%) of the Class B Interests or (B) afford the Operating Company the option to purchase either (I) fifty percent (50%) of the Class B Interests or (II) one hundred percent (100%) of the Class B Interests, in each case, then owned, directly or indirectly, by the Sponsor (whether or not any Transaction shall have been consummated);

(b)prior to January 1, 2017, if the Sponsor delivers a Transaction Notice in respect of fifty percent (50%) of the Class B Interests (in accordance with Section 1.05(a)(ii)(A)):

(i)in the event the Operating Company elects to engage in negotiations to purchase such Class B Interests:  (A) the Operating Company shall be required to consummate such purchase, directly or indirectly, on or before the later to occur of (x) December 31, 2016 and (y) the date that is forty-five (45) days after delivery of such Transaction Notice by the Sponsor; and (B) following the expiration of such period, the Class B Interests addressed in such Transaction Notice shall cease to be subject to the ROFO Rights; or

(ii)in the event the Operating Company elects not to engage in negotiations to purchase such Class B Interests, the Class B Interests addressed in such Transaction Notice shall immediately cease to be subject to the ROFO Rights;

provided, in each case, the Class B Interests not subject to such Transaction Notice shall remain subject to the ROFO Rights;

(c)prior to January 1, 2017, if the Sponsor delivers a Transaction Notice which affords the Operating Company the option to purchase either (1) fifty percent (50%) of the Class B Interests or (2) one hundred percent (100%) of the Class B Interests, in either case, owned, directly or indirectly, by the Sponsor (in accordance with Section 1.05(a)(ii)(B)):

(i)in the event the Operating Company elects to engage in negotiations to purchase fifty percent (50%) of the Class B Interests:  (A) the fifty percent (50%) of the Class B Interests which the Operating Company has elected not to purchase shall immediately cease to be subject to the ROFO Rights; (B) the Operating Company shall be required to consummate such purchase, directly or indirectly, on or before the later to occur of (x) December 31, 2016 and (y) the date that is forty-five (45) days after delivery of such Transaction Notice by the Sponsor, and (B) following the expiration of such period, the fifty percent (50%) of the Class B Interests which the Operating Company has elected to purchase shall cease to be subject to the ROFO Rights;

(ii)in the event the Operating Company elects to engage in negotiations to purchase one hundred percent (100%) of the Class B Interests:  (A) the Operating Company shall be required to consummate such purchase, directly or indirectly, on or before the later to occur of (x) December 31, 2016 and (y) the date that is forty-five (45) days after delivery of such Transaction Notice by the Sponsor, and (B) following the expiration of such period, one hundred percent (100%) of the Class B Interests owned, directly or indirectly, by the Sponsor shall cease to be subject to the ROFO Rights; or

(iii)in the event the Operating Company elects not to engage in negotiations to purchase any Class B Interests in response to such Transaction Notice, one hundred percent (100%) of the Class B Interests owned, directly or indirectly, by the Sponsor shall immediately cease to be subject to the ROFO Rights; and

(d)without the prior written consent of the Operating Company, the Sponsor shall not provide a Transaction Notice to the Operating Company with respect to the 100 MW Switch Station 1 facility or the 79 MW Switch Station 2 facility, each located in Clark County, Nevada, prior to February 1, 2017.

1.06Representations and Warranties of the Sponsor. The Sponsor hereby represents and warrants to the Operating Company, as of the date hereof, as follows:

(a)The Sponsor has been duly formed and is validly existing and in good standing as a corporation under the Laws of the State of Delaware with all requisite corporate power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Waiver Agreement.

(b)The Sponsor (i) has all requisite corporate power and authority to execute and deliver this Waiver Agreement and to perform its obligations hereunder, and (ii) has taken all necessary corporate action to authorize the execution, delivery and performance of this Waiver Agreement.

(c)This Waiver Agreement has been duly and validly executed and delivered by the Sponsor and, assuming this Waiver Agreement has been duly and validly authorized, executed and delivered by the Operating Company, constitutes a legal, valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(d)The execution, delivery and performance of this Waiver Agreement by the Sponsor will not (i) conflict with or violate any provision of its certificate of incorporation or bylaws, (ii) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which the Sponsor is a party, or (iii) contravene, in any material respect, any material law.

(e)The execution, delivery and performance of this Waiver Agreement by the Sponsor does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to any Governmental Entity or other Person, except as has already been obtained, made or waived.

1.07Representations and Warranties of the Operating Company.  The Operating Company hereby represents and warrants to the Sponsor, as of the date hereof, as follows:

(a)The Operating Company has been duly formed and is validly existing and in good standing as a limited liability company under the Laws of the State of Delaware with all requisite limited liability company power and authority to own, lease or otherwise hold and operate its properties and assets and to carry on its business as presently conducted, except where the failure to have such power and authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Waiver Agreement.

(b)The Operating Company (i) has all requisite limited liability company power and authority to execute and deliver this Waiver Agreement and to perform its obligations hereunder, and (ii) has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Waiver Agreement.

(c)This Waiver Agreement has been duly and validly executed and delivered by the Operating Company and, assuming this Waiver Agreement has been duly and validly authorized, executed and delivered by the Sponsor, constitutes a legal, valid and binding obligation of the Operating Company, enforceable against the Operating Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar Laws relating to or affecting the enforcement of creditors’ rights in general and by general principles of equity.

(d)The execution, delivery and performance of this Waiver Agreement by the Operating Company will not (i) conflict with or violate any provision of its certificate of formation or limited liability company agreement, (ii) constitute, with or without notice or the passage of time or both, a material violation, a material breach or default, create a material lien, conflict in any material respect with, or require any material consent or approval, or give rise to any material right of termination, modification, cancellation, prepayment, suspension, limitation, revocation, preemption, right of first refusal (or similar right to purchase) or acceleration under any material indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement to which such Person is a party, or (iii) contravene, in any material respect, any material Law.

(e)The execution, delivery and performance of this Waiver Agreement by such Person does not requires any material consent, approval, exemption, waiver, clearance, authorization, filing, registration or notification, of or to any Governmental Entity or other Person, except as has already been obtained, made or waived.

1.08Facsimile; Counterparts. Any Party may deliver executed signature pages to this Waiver Agreement by facsimile transmission to the other Parties, which facsimile copy shall be deemed to be an original executed signature page.  This Waiver Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute a single instrument.

1.09GOVERNING LAW. THIS WAIVER AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.  FOR THE AVOIDANCE OF DOUBT, IT IS INTENDED THAT 6 DEL. C. § 2708, WHICH PROVIDES FOR ENFORCEMENT OF DELAWARE CHOICE OF LAW WHETHER OR NOT THERE ARE OTHER RELATIONSHIPS WITH DELAWARE, SHALL APPLY.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the Parties has caused this Waiver Agreement to be executed and delivered in their names by their respective duly authorized officers or representatives.

First Solar, Inc.

By:	/s/ Alexander Bradley
	Name:	Alexander Bradley
	Title:	Vice President, Project Finance and Treasurer

8point3 Operating Company, LLC

By:	8point3 Energy Partners LP, its managing member

By:	8point3 General Partner, LLC, its general partner

By:	/s/ Charles Boynton
	Name:	Charles Boynton
	Title:	CEO

[Amendment & Waiver to FS ROFO Agreement]